EXHIBIT 10.2 AGREEMENT WITH JOHN H.G. CASUGA ESQUIRE

THIS AGREEMENT made this 23rd day of July 2001, by and between Winmax Trading
Group, Inc. (hereinafter "CLIENT"), and John H.G. Casuga, Barrister and
Solicitor, (hereinafter ATTORNEY).

1.      CLIENT retains ATTORNEY to represent CLIENT as Barrister and Solicitor regarding CLIENT'S legal service needs arising or having arisen in Calgary,
Alberta, Canada and authorizes and empowers ATTORNEY to do all things reasonably necessary to complete these matters with CLIENT'S consent (other than in connection with capital raising transactions) and agrees to retain attorney for the services rendered on the following terms and conditions:

          a.   On the basis of the services provided by ATTORNEY, a retainer shall consist of 100,000 shares of common stock of Winmax Trading
               Group, Inc. All referenced shares shall be registered pursuant to a Registration Statement on Form S-8.

          b.   CLIENT shall also be responsible for disbursements incurred including, but not limited to, court fees, registration expenses, and all other search and filing fees. Advanced costs that are not expended during the course of the representation are to be returned to CLIENT at the conclusion of the representation, unless ATTORNEY and CLIENT agree otherwise in writing.

2.      All legal services will be performed by ATTORNEY after consultation and authorization from CLIENT.

3.      BY EXECUTING THIS AGREEMENT, COMPANY ACKNOWLEDGES HAT THE SERVICES TO BE
RENDERED HEREBY ARE NOT IN CONNECTION WITH THE OFFER OR SALE OF SECURITIES IN A
CAPITAL RAISING TRANSACTION AND DO NOT DIRECTLY OR INDIRECTLY PROMOTE OR
MAINTAIN A MARKET FOR THE SECURITIES OF CLIENT.

4.      All payments for fees and expenses are due upon presentation of invoices.
Invoices not paid separately by CLIENT within 30 days of presentation, shall be paid out of the above described retainer provided to ATTORNEY, on the basis that one share of common stock is sufficient to offset CDN$1.50 (forty cents)
invoiced.

5.      ATTORNEY is authorized to take all actions, which ATTORNEY deems advisable on behalf of CLIENT. ATTORNEY agrees to notify CLIENT promptly of all significant developments in regard to representation of CLIENT.

6.      Company will fully cooperate with ATTORNEY and provide all information known to CLIENT or available to CLIENT, which, in the opinion of ATTORNEY, would aid ATTORNEY in representing CLIENT.

7.      ATTORNEY agrees to use its best efforts in representing CLIENT.

8.      This writing includes the entire agreement between CLIENT and ATTORNEY regarding this matter. This Agreement can only be modified or terminated with another written agreement signed by CLIENT and ATTORNEY. This Agreement shall be binding upon CLIENT and ATTORNEY and their respective heirs, legal representatives and successors in interest.

9.      CLIENT understands and agrees that ATTORNEY has made no guarantee regarding the successful outcome or termination of the engagement and all expressions pertaining thereto are matters of opinion. Should it be necessary to institute legal proceedings for the collection of any part of ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
/s/John H.G. Casuga,                        Winmax Trading Group, Inc.
Barrister and Solicitor                     By: /s/ Gerald Sklar
JOHN H.G. CASUGA                            Gerald Sklar, President